Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of Celyad S.A. of our report dated February 26, 2015 relating to the financial statements of OnCyte Clinical Trials Program (the carved-out operations of certain activities of Celdara Medical, LLC), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Gallagher, Flynn & Company, LLP

Gallagher, Flynn & Company, LLP

South Burlington, Vermont

May 18, 2015